SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            Form 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):
                        January 26, 1996


    AMRESCO Residential Securities Corporation on behalf of:

   AMRESCO Residential Securities Corporation Mortgage Loan Trust
                             1996-1
     (Exact name of registrant as specified in its charter)






          New York              33-99346         33-0697613
(State or Other Jurisdiction   (Commission    (I.R.S. Employer
      of Incorporation)       File Number)  Identification No.)

  c/o Bankers Trust Company
     of California, N.A.
  3 Park Plaza, 16th Floor
     Irvine, California                            92714

    (Address of Principal                        (Zip Code)
     Executive Offices)

Registrant's telephone number, including area code (909) 605-7600

                          No Change
  (Former name or former address, if changed since last report)

Item 5.   Other Events.
        Information relating to the distributions to Certificateholders for the period from June 26, 1996 to July 25, 1996 (the "Monthly Period") of the AMRESCO Residential Securities Corporation Mortgage Loan Trust 1996-1 (the "Registrant" or "Trust") in respect of the Mortgage Loan Asset Backed Certificates, Series 1996-1, Class A (the "Certificates") issued by the Registrant and the performance of the Trust (including distributions of principal and interest, delinquent balances of mortgage loans, and the subordinated amount remaining), together with certain other information relating to the Certificates, is contained in the Monthly Report for the Monthly Period provided to Certificateholders pursuant to the Pooling and Servicing Agreement dated as of January 1, 1996, among AMRESCO Residential Securities Corporation in its capacity as Depositor, AMRESCO Residential Mortgage Corporation in its capacity as the Seller, Long Beach Mortgage Company and Option One Mortgage Corporation as the Servicers, and Bankers Trust Company of California, N.A., a national banking association, in its capacity as the trustee.


Item 7.   Exhibit.

      Monthly Report for the Monthly Period relating to the Certificates issued by the Trust.


                           SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          By:    AMRESCO  Residential  Securities
                                 Corporation

                          By: /s/Ronald B. Kirkland
                             Name:      Ronald B. Kirkland
                             Title:     Vice President and
                                        Chief Accounting Officer



Dated:  August 8, 1996